UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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[       ] Soliciting Material Pursuant to Section 240.14a-12

Central Vermont Public Service Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROBERT H. YOUNG
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

March 26, 2004

Dear Stockholders:

You are invited to attend the Annual Meeting of Stockholders of Central Vermont Public Service Corporation at 10:00 a.m. on Tuesday, May 4, 2004 at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont. Refreshments will be served at 9:00 a.m.

We encourage you to vote your shares using one of the following methods: (1) vote through the Internet at the Web site shown on the proxy card; (2) vote by telephone using the toll-free telephone number shown on the proxy card; or (3) mark, date, sign, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

No matter how many shares you own, your vote is important. Please vote promptly, regardless of whether you expect to attend the meeting, to ensure your vote is represented at the Annual Meeting.

Thank you for your interest in Central Vermont.

Sincerely,

ROBERT H. YOUNG
President and
Chief Executive Officer

TABLE OF CONTENTS

Notice to Stockholders

General Information
Voting Securities
            Voting Electronically via the Internet
            Voting by Telephone
            Employee Savings and Investment Plan Participants
Election of Directors
Nominees for Election
Retirement of Director
Corporate Governance Matters
            Board Independence
            Board and Committee Meetings
            Director Orientation and Continuing Education
            Shareholder Communication to the Board
            Directors' Compensation
            Stock Option Plan for Non-employee Directors
            Advisory Director
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Stock Ownership of Directors, Nominees, Executive Officers and Certain Beneficial Owners
Report of the Audit Committee
Principal Accounting Firm Fees
Pre-Approval Policy
Corporate Ethics and Conflict of Interest Policy
Five-Year Shareholder Return Comparison
Report of the Compensation Committee on Executive Compensation
            Compensation Philosophy
            Executive Officers' Base Annual Salary
            Chief Executive Officer's Base Annual Salary
            Management Incentive Plan
            Long-Term Incentive Program
            Stock Ownership Guidelines
            Other Perquisites
            Other Compensation Committee Items
Compensation Committee Interlocks and Insider Participation
Executive Compensation and Other Transactions
            Summary Compensation Table
            Long-Term Incentive Plans - Awards in Last Fiscal Year Table
Stock Options
            Option/SAR Grants Table
            Year-End Option Table
            Equity Compensation Plan Information Table
            Officers' Insurance and Supplemental Retirement Plan
            Deferred and Long-Term Compensation
            Pension Plan
            Contracts with Management
Independent Public Accountants
2005 Annual Meeting Shareholder Communications/Proposals
Other Matters
Audit Committee Charter - Schedule A
Corporate Governance Guidelines and Shareholder/Director Communication Policy and Process - Schedule B
Director Selection Search Protocol - Schedule C

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
77 Grove Street
Rutland, Vermont 05701
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2004
______________________

To the Holders of Common Stock:

              The Annual Meeting of Stockholders of Central Vermont Public Service Corporation will be held at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont, on Tuesday, May 4, 2004, at 10:00 a.m. local time, for the following purposes:

    To elect three directors for a term of three years; and
    To act upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the meeting or at any adjournments thereof.

              The Board of Directors has fixed the close of business on February 27, 2004, as the record date for the determination of the holders of the Company's Common Stock entitled to notice of, and to vote at, the meeting and any adjournments thereof.

              You have the option to receive future proxy materials electronically via the Internet which is cost-effective and environmentally friendly. You may choose to do so by following the simple instructions contained in this mailing.

Rutland, Vermont March 26, 2004	By Order of the Board of Directors, Dale A. Rocheleau Senior Vice President for Legal and Public Affairs, and Corporate Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, we urge you to submit your proxy by telephone, by Internet, or by completing, signing and returning your proxy card in the enclosed envelope.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
77 Grove Street
Rutland, Vermont 05701
______________________

March 26, 2004

PROXY STATEMENT
______________________

              The Board of Directors of Central Vermont Public Service Corporation ("Central Vermont" which may be referred to as we, us, our, or the "Company") is soliciting your proxy for the Annual Meeting of Stockholders to be held at the Killington Grand Hotel Conference Center, Killington Road, Killington, Vermont at 10:00 a.m. on May 4, 2004 and at any adjournments thereof (the "Annual Meeting").

              Proxies in the accompanying form, unless previously revoked, will be voted as directed by the stockholders giving such proxy. If no direction is given, proxies will be voted FOR the election, as Directors, of the three nominees listed on the proxy, and at the discretion of the Proxy holder(s) upon any matters incidental to or in furtherance of the foregoing and upon any matters which may properly come before the Annual Meeting or at any adjournments thereof. Any proxy may be revoked by written notice, by voting again by telephone or over the Internet, or by a duly executed proxy bearing a later date delivered to the Secretary at any time before it is exercised, or by attending the Annual Meeting and voting in person. The execution of a proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, and attendance at the Annual Meeting will not, by itself, revoke a Proxy.

              We will bear the cost of solicitation hereunder. The solicitation of proxies by mail may be followed by solicitation by our officers or other employees or representatives but these individuals will receive no additional compensation for these solicitation services. In addition, we have retained Morrow & Co., a proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. The estimated fee for such services is $6,500 plus reimbursement of reasonable out-of-pocket expenses. We will request banks, brokers, and other similar agents or fiduciaries to forward these proxy materials to beneficial owners of Common Stock, and, if requested, will reimburse them for the costs thereof.

              A copy of the Annual Report of Central Vermont containing its audited financial statements for year 2003 accompanies this Proxy Statement.

              The Proxy Statement and form of Proxy were first sent to stockholders on or about the date of this Notice.

VOTING SECURITIES

              The Directors have fixed February 27, 2004, as the record date for determination of stockholders entitled to notice of and to vote at the meeting, consisting of 12,077,381 shares of Common Stock, $6 Par Value, issued and outstanding. Each share of Common Stock is entitled to one vote.

              In accordance with Securities and Exchange Commission ("SEC") rules, boxes and a blank space are provided on the proxy card for stockholders to designate whether they wish to vote "FOR" or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees for Director. Under Vermont law, in order for action to be taken on a matter, a quorum must exist as to that matter, which is defined for this purpose as a majority of the votes entitled to be cast in person or by proxy on the matter. Abstentions and broker non-votes are counted in determining whether a quorum has been reached on a particular matter. If a quorum exists, then with respect to any action to be taken on a matter, other than the election of Directors, that matter would be approved if the votes cast favoring the action exceed the votes cast opposing the action. In this respect, neither broker non-votes nor abstentions on such proposals will affect the determination of whether such proposals will be approved.

              A plurality of the votes cast by the shares entitled to vote in the election is required for the election of Directors. Neither broker non-votes nor votes to "withhold authority" are counted for purposes of the election of Directors. However, they are counted in determining whether a quorum exists.

              Under the rules of the New York Stock Exchange ("NYSE"), member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the NYSE. Under the rules of the NYSE, the election of directors is considered a "discretionary" item whereby brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

Voting Electronically via the Internet

              For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with American Stock Transfer & Trust Company ("AST"), Central Vermont's transfer agent, may vote by mailing in the proxy or on the Internet at the following address on the World Wide Web: www.voteproxy.com. Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth on the enclosed proxy card. Votes submitted via the Internet by a registered stockholder must be received by 2:00 p.m. (Eastern Standard Time) on May 3, 2004.

              For Shares Registered in the Name of a Brokerage or Bank. A number of brokerage firms and banks are participating in a program for shares held in "street name" that offers Internet voting options. This program is different from the program provided by AST for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the street name program, you may have already been offered the opportunity to elect to vote using the Internet. Votes submitted via the Internet through the street name program must be received by 2:00 p.m. (Eastern Standard Time) on May 3, 2004. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

              These Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that stockholder's votes have been recorded properly. If you are voting via the Internet through either of these voting procedures, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholders. Also, please be aware that Central Vermont is not involved in the operation of either of these Internet voting procedures and cannot take responsibility for any access or Internet service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

              Your Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, and returned the proxy card.

              You may elect to receive future notices of meetings, proxy materials, and annual reports electronically via the Internet. Once you have consented to electronic delivery, your consent will remain in effect until withdrawn. If you have not yet enrolled in our Internet delivery program, we strongly encourage you to do so since it is a cost-effective way for us to send your proxy statement and annual report. The World Wide Web address and participation instructions are set forth on the enclosed proxy card. When next year's proxy statement and annual report materials become available, you will be sent an e-mail telling you how to access them electronically.

              If you elect to access these materials via the Internet, you may still request paper copies by contacting your brokerage firm, bank or Central Vermont. Your participation in the new Internet program will remain in effect until you cancel your enrollment by logging on to the Web site listed on the enclosed proxy card and following the instructions. You are free to cancel your enrollment at any time.

Voting by Telephone

              Use any touch-tone telephone to vote your proxy by calling 1-800-PROXIES (1-800-776-9437). Have your proxy card in hand when you call. You will be prompted to enter your Control Number, located in the box, and then follow the simple instructions.

              Your telephone vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed, and returned the proxy card. Votes submitted via the telephone by a registered stockholder must be received by 2:00 p.m. (Eastern Standard Time) on May 3, 2004. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

Employee Savings and Investment Plan Participants

              If you are a participant in the Central Vermont Public Service Corporation Employee Savings and Investment Plan ("401(k) Plan"), a proxy card has been provided to allow you to direct the trustee of the 401(k) Plan as to how to vote any shares attributable to your individual account under the 401(k) Plan. The trustee will vote shares as directed by participants in the 401(k) Plan and will not vote shares for which it has not received participant direction by 11:59 p.m. (Eastern Standard Time) on April 30, 2004.

              You may also revoke previously given voting instructions by April 30, 2004 by filing with the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

ARTICLE 1

ELECTION OF DIRECTORS

              Our Articles of Incorporation and By-laws provide for the division of the Board of Directors into three classes having staggered terms of office as nearly equal in number as possible. In accordance with our By-laws, the Board of Directors has fixed at twelve (12) the number of Directors for the ensuing year.

              The nominees for election at this Annual Meeting to serve as Directors for a three-year term which expires at the 2007 Annual Meeting are: Timothy S. Cobb, Bruce M. Lisman, and Janice L. Scites. All of the nominees with the exception of Bruce M. Lisman, have previously been elected by Central Vermont's Shareholders. Following the recommendation of the Corporate Governance Committee, our Board of Directors has nominated Mr. Lisman for election to the Board at the Annual Meeting for a term expiring in 2007.

              Proxies will be voted (unless otherwise instructed) in favor of the election of the three nominees as indicated in the table below. Each of the nominees has consented to serve as a Director if elected. While it is not anticipated that any of the persons listed will be unable to serve as a Director, if any of the persons listed are unable to serve, then the proxies will be voted for such other person or persons as the present Board of Directors shall determine.

              The following sets forth certain information, including age, principal occupation, public directorships, and business experience during the past five years, regarding the Directors and nominees for Director. Unless otherwise indicated, the principal occupation of the Directors or nominees for Director has been the same for the past five years.

Director Since
Nominees whose terms will expire in year 2007:
Timothy S. Cobb (62) Retired Chair, President, and Chief Executive Officer, Salient 3 Communications, Inc., (formerly Gilbert Associates, Inc.) from 1995 to 2000.	2000
Bruce M. Lisman (56) Senior Managing Director, The Bear Stearns Companies Inc., since 1987. Mr. Lisman also serves as a director of the National Life Group.	---
Janice L. Scites (53) President, Scites Associates, Inc. (a technology and business consulting firm) since January 2001; Vice President, Internet Implementation Strategy, AT&T from November 1997 to December 2000. Ms. Scites also serves as a Director of The Home Service Store, Inc., a Central Vermont affiliate; and Venturi Partners.	1998
Directors whose terms will expire in year 2005:
Rhonda L. Brooks (51) President, R Brooks Advisors, Inc. (consulting firm) since December 2002; President, Exterior Systems Business, Owens Corning ("Owens") (building materials and fiberglass composites) from June 2000 to July 2002; President, Roofing Systems Business, Owens from December 1997 to June 2000. In October 2000, Owens commenced Chapter 11 proceedings to confirm a plan of reorganization of that company. Ms. Brooks also serves as a Director of ArvinMeritor, Inc.	1996
Janice B. Case (51) Senior Vice President, Energy Solutions, Florida Power Corporation from June 1996 to December 2000. Mrs. Case also serves as a Director of AEGON/Transamerica Series Fund, Inc., a Trustee of IDEX Mutual Fund, Inc., on the Board of Managers of Transamerica Occidental Life Insurance Company Separate Account Fund B, and as a Director of Transamerica Income Shares, Inc.	2002

George MacKenzie, Jr. (54) Executive Vice President and Chief Financial Officer ("CFO") of Glatfelter Company (global manufacturer of specialty papers and engineered products) from September 2001 to May 2002; Vice Chair of Hercules Incorporated ("Hercules") from November 2000 to June 2001; Executive Vice President and CFO, Hercules from April 2000 to November 2000; President, Chemical Specialties Segment, Hercules and CFO, Hercules, from 1999 to April 2000; Senior Vice President and CFO, Hercules, from 1996 to 1999. Mr. MacKenzie also serves as a Director of C&D Technologies, Inc. and Safeguard Scientifics, Inc.

2001
Herbert H. Tate (50) Of-Counsel, Wolff & Samson, P.C. (law firm) since September 2002; Research Professor of Energy Policy Studies, New Jersey Institute of Technology from April 2001 to September 2002; President, New Jersey Board of Public Utilities from 1994 to March 2001. Mr. Tate also serves as a Director of IDT Solutions, Winstar Telecommunications, and NRG Energy, Inc.	2001

Robert H. Young (56) President and Chief Executive Officer of the Company since 1995. Mr. Young serves as Chair, President, and Chief Executive Officer of Connecticut Valley Electric Company Inc., CVPS - East Barnet Hydroelectric, Inc., Catamount Resources Corporation, Custom Investment Corporation, and Eversant Corporation and Chair of Catamount Energy Corporation, Central Vermont subsidiaries. Mr. Young also serves as Chair of Vermont Yankee Nuclear Power Corporation and The Home Service Store, Inc. and as a Director of Vermont Electric Power Company, Inc. and Vermont Electric Transmission Company, Inc., Central Vermont affiliates.

1995
Directors whose terms will expire in year 2006:
Robert L. Barnett (63) Executive Vice President, Motorola, Inc. (communications equipment) since January 2003; Executive Vice President and President, Commercial, Government, and Industrial Solutions Sector (formerly Land Mobile Products Sector) Motorola from 1995 to December 2002. Mr. Barnett also serves as a Director of Johnson Controls, Inc. and USG Corporation. In June 2001, USG Corporation commenced Chapter 11 proceedings to confirm a plan of reorganization of that company.	1996
Frederic H. Bertrand (67) Chair of the Board of the Company since October 1997; Chair of the Board and Chief Executive Officer, National Life Insurance Co. from 1987 to February 1997. Mr. Bertrand also serves as a Director of Catamount Energy Corporation, a Central Vermont subsidiary, Vermont Electric Power Company, Inc., and The Home Service Store, Inc., Central Vermont affiliates. He also serves as a Director of The Chittenden Corporation, The Chittenden Bank, and Union Mutual Fire Insurance Co.	1984
Robert G. Clarke (53) Chancellor, Vermont State Colleges since June 2000; Interim Chancellor, Vermont State Colleges from November 1999 to June 2000; President, Vermont Technical College from 1984 to November 1999. Mr. Clarke also serves as a Director of Connecticut Valley Electric Company Inc., a Central Vermont subsidiary; Vermont Electric Power Company, Inc., a Central Vermont affiliate. He also serves as a Director of Banknorth, N.A. and Banknorth Group, Inc.	1997
Mary Alice McKenzie (46) Vice President and General Counsel, Vermont State Colleges, since August 2001; Director and President, Fresh Connections from 1998 to 2000. Ms. McKenzie also serves as a Director of Vermont Electric Power Company, Inc. and Vermont Yankee Nuclear Power Corporation, Central Vermont affiliates.	1992

Vote Required

              The election of a Director requires the affirmative vote of a plurality (nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present) of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

              The Board of Directors recommends a vote FOR Article 1.

RETIREMENT OF DIRECTOR

              After twenty-five years of distinguished service as a Director, Chair of the Audit Committee, and Member of the Compensation Committee, Mr. Hackett will retire from the Board of Directors in May. His unique insight, experience, and contributions will be missed.

CORPORATE GOVERNANCE MATTERS

Board Independence

              In accordance with our By-laws, the Board of Directors has set the number of Directors at twelve. Eleven of our twelve Directors are non-employee Directors. We believe that all of our Directors, except for Mr. Young, are "independent" directors, with independence being defined consistent with the NYSE rules regarding director independence.

              In affirmatively determining whether a director is "independent," the Board relied, in part, upon the NYSE rules, which generally provide that (a) a director who is an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, father-and mother-in-law, son-and daughter-in-law and anyone, other than a domestic employee, sharing the director's home) is an executive officer of Central Vermont, would not be independent for a period of three years after termination of such relationship; (b) a director who receives, or whose immediate family member receives as an executive officer of the Company, more than $100,000 per year in direct compensation from the Company, except for certain permitted payments, would not be independent for a period of three years after ceasing to receive such amount; (c) a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company would not be independent until a period of three years after the termination of such relationship; (d) a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company's present executives serve on the other company's compensation committee would not be independent for a period of three years after the end of such relationship; and, (e) a director who is an executive officer or employee, or whose immediate family member is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, would not be independent until a period of three years after falling below such threshold. In addition to these standards, the Board of Directors has adopted a general standard that no director will be considered independent who has any other material relationship with the Company that could interfere with the director's ability to exercise independent judgment. The Board of Directors exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with the Company.

              When assessing the "materiality" of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

              The Board of Directors, in applying the above-referenced standards, has affirmatively determined that our new director nominee, Bruce M. Lisman, and all of our current directors listed below in the table, except for Mr. Young, have no material relationship with Central Vermont and are independent within the meaning of the NYSE standards currently in effect.

Board and Committee Meetings

              During year 2003, the Board of Directors held six regular meetings and met in regularly scheduled executive sessions without management participation. The Board selected Frederic H. Bertrand to preside at each of the non-management executive sessions. Each Director attended at least 92% of the aggregate of all meetings of the Board and committees of which he or she was a member. In accordance with our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting. All of our directors attended the 2003 Annual Meeting.

              Central Vermont has standing Executive, Audit, Compensation, and Corporate Governance Committees. The Corporate Governance Committee was formerly known as the Nominating Committee. Members of these Committees are appointed by the Board of Directors.

              The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

	Audit Committee	Compensation Committee	Corporate Governance Committee	Executive Committee
Outside Directors
Independent
Frederic H. Bertrand, Chair		X	X	Chair
Robert L. Barnett		X	X
Rhonda L. Brooks		X
Janice B. Case	X
Robert G. Clarke	Chair *
Timothy S. Cobb		Chair
Luther F. Hackett		X		X
George MacKenzie, Jr.	X *		X
Mary Alice McKenzie		X	Chair
Janice L. Scites	X
Herbert H. Tate	X

Inside Director
Robert H. Young				X **

*   Audit Committee Financial Expert
** Membership required by the By-laws.

              The Executive Committee has substantially all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board. During year 2003, the Executive Committee held no meetings.

              The Audit Committee reviews and reports to the Board of Directors on the findings and recommendations of the Company's independent public accountants, the Company's internal audit procedures, examinations by regulatory authorities, and matters having a material effect on Central Vermont's financial operations. The Committee operates under a written charter, a copy of which is attached as Schedule A. A copy may also be found on our Web site at http://www.cvps.com/ethics.shtml. During year 2003, the Audit Committee held six meetings. The Board has determined that all of the Committee members are independent as required by the NYSE rules and are able to read and understand financial statements, and at least one member qualifies as an "Audit Committee Financial Expert" as defined by the SEC rules. None of its members serve on more than three audit committees of publicly-traded companies.

              The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors concerning the compensation of executive officers of Central Vermont and certain subsidiaries. Members of the Compensation Committee are also responsible for the administration of the long-term incentive plans for non-employee directors and key employees. The Committee has a written charter which can be found on our Web site at http://www.cvps.com/ethics.shtml. During year 2003, the Compensation Committee held six meetings.

              The Corporate Governance Committee reviews potential candidates and recommends nominees for directors to the Board of Directors for approval. The Corporate Governance Committee will consider recommendations by the stockholders for nomination as Directors in accordance with the Corporate Governance Guidelines and the Director Selection Search Protocol. Copies of these documents can be found on our Web site at http://www.cvps.com/ethics.shtml. The Committee uses the same process for all candidates regardless of the source of the nomination. This year's new nominee was recommended to the Committee by a non-management Director. The Committee also periodically reviews and advises the Board regarding the adoption of Central Vermont's policies and programs related to Corporate Governance issues. The Committee has a written charter which can be found on our Web site at http://www.cvps.com/ethics.shtml. During year 2003, the Corporate Governance Committee held seven meetings.

              We have attached copies of the Corporate Governance Guidelines which includes the Shareholder/Director Communication Policy and Process as well as the Director Selection Search Protocol as Schedules B and C, respectively. We will provide any shareholder a copy of the Audit, Compensation, and Corporate Governance Committee Charters without charge, upon written request to the Assistant Corporate Secretary at our principal executive offices.

Director Orientation and Continuing Education

              All new directors are given an orientation program, including briefing sessions from members of senior management on Central Vermont's accounting policies, financial reporting, industry practices and key regulatory issues. We also provide additional formal and informal continuing education opportunities to Directors that include corporate governance issues, strategy reviews, visits to company facilities, and business briefings.

Shareholder Communication to the Board

              Central Vermont has formalized the process for shareholders or others to communicate their concerns to the Board of Directors. Shareholders may write to the Board in care of the Company's Corporate Secretary's Department at our office address, Attn. Board of Directors - Shareholder Communications, or e-mail the Board at the Corporate Secretary's e-mail address, corpscty@cvps.com with the subject description "Shareholder Communications." Please visit Central Vermont's Web site at: http://www.cvps.com/ethics.shtml for additional information. See attached Addendum A to Schedule B - Corporate Governance Guidelines.

              If the concern relates to our financial statements, accounting practices or internal controls, the Company's "whistleblower" policy prohibits Central Vermont or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a shareholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be reported by telephone at 1-888-883-1499.

Directors' Compensation

              Non-employee directors were compensated during the last fiscal year as follows:

Annual retainer as Chair of the Board of Directors	$30,000
Annual retainer as a director (50% cash - 50% Common Stock)	$15,000
Annual retainer as Chair of the Executive Committee	$ 2,000
Annual retainer as member of Executive Committee	$ 500
Annual retainer as Chair of all other standing Committees	$ 2,000
Fee for each meeting of the Board of Directors attended	$ 1,000
Fee for each meeting of the Board of Directors or Committee held the same day or by telephone	$ 500
Fee for Chair and member of each standing committee for each meeting attended	$ 1,000
Reasonable expenses	---
Stock Option Shares	2,325

              As President and Chief Executive Officer, Mr. Young receives no compensation for serving on the Board or any of its Committees.

              In October 2003, upon recommendation of the Compensation Committee following its review of market data and other considerations, the Board approved an increase in director compensation. Effective January 1, 2004, directors will be paid a retainer of $20,000 per annum (Directors will continue to receive 50% of this retainer in Common Stock), Committee Chairs will be paid $3,000 per annum, and stock options for 2,500 shares will be granted to each director on the first business day after the Annual Meeting.

              Under the 1997 Restricted Stock Plan for Non-employee Directors and Key Employees (the "Restricted Plan"), the non-employee Directors received 50% of their annual $15,000 retainer in Common Stock (instead of cash). Accordingly, under the Restricted Plan, Common Stock with a value equal to $7,500 (212 shares and later 163 shares based on a price per share of $17.63 and $22.965 respectively) was awarded in year 2003 to each of the following Directors: Robert L. Barnett, Frederic H. Bertrand, Rhonda L. Brooks, Janice B. Case, Robert G. Clarke, Timothy S. Cobb, Luther F. Hackett, George MacKenzie, Jr., Mary Alice McKenzie, Janice L. Scites, and Herbert H. Tate.

              Beginning January 2003, certain of the Directors have elected to defer receipt of all or a portion of their fees pursuant to the Deferred Compensation Plan for Officers and Directors of Central Vermont Public Service Corporation (the "Deferred Compensation Plan"), described below under the caption entitled "Deferred and Long-Term Compensation."

              Under our Corporate Governance Guidelines, Directors are required to own at least 2,000 shares of Central Vermont's Common Stock within two (2) years of election. Each of the members of our current Board have met this requirement.

Stock Option Plan for Non-employee Directors

              Under the 2002 Long-Term Incentive Plan (the "2002 Plan"), the non-employee Directors received stock options for 2,325 shares on the first business day after the 2003 Annual Meeting of Stockholders. Optioned shares are reflected in the individual stockholdings of the Directors set forth below under "Stock Ownership of Directors, Nominees, Executive Officers, and Certain Beneficial Owners". The exercise price of the options issued to Participant Directors in year 2003 was $17.425 per share, which represents the Fair Market Value of the Common Stock on the date of grant. For purposes of the 2002 Plan, the Fair Market Value of stock is defined as the average of the high and low trading prices reported on the NYSE composite tape on the date specified, or if no sale takes place on such date, the average of the bid and asked prices on such date. Stock options granted in 2003 under the 2002 Plan are exercisable during the period beginning six months after the date of grant and ending ten years thereafter. However, in the event that the options expire during a limited trading period declared by the Secretary, the exercise period shall be extended for thirty days following termination of the limited trading period. All stock options are exercisable at a fixed price equal to the Fair Market Value of the Common Stock on the date the option is granted. The total number of shares that may be issued under the 2002 Plan to Non-Employee Directors and Key Employees may not exceed 350,000 in the aggregate, subject to proportional adjustments, and such shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. The 2002 Plan is effective for ten years, terminating in year 2012.

              During the year 2003, stock options granted under the 1998 Stock Option Plan for Non-Employee Directors were exercised by certain directors. The following is a listing of the directors, number of shares, and the average net realized value (fair market value on the date of exercise less the exercise price). Mr. Barnett, 2,250 - $2.7338 per share; Mr. Bertrand, 2,250 - $2.5288 per share; Ms. Brooks, 2,250 - $2.5288 per share; Mr. Clarke, two exercises of 2,250 shares each - $2.8388 and $7.9050 per share respectively; and, Ms. Scites, 2,250 and 2,325 - $7.8900 and $4.9350 per share respectively.

              During the year 2003, stock options granted under the 2002 Long-Term Incentive Plan were exercised by Ms. Scites (2,325). The average net realized value (fair market value on the date of exercise less the exercise price) was $6.6900 per share.

Advisory Director

              Mr. Lisman will be paid a $1,700 retainer on or about April 30, 2004 plus $1,000 and expenses for each meeting attended pursuant to a Consulting Agreement entered into in consideration of his service on the Board as an advisory director through May 4, 2004. As advisory director he has no vote with respect to matters acted on by the Board nor is his presence counted for purposes of determining a quorum. Mr. Lisman is a director nominee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              During the last fiscal year, Central Vermont or its subsidiaries did not engage in any transaction or series of similar transactions in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, nor was any director or executive officer or any of their family members indebted to us or any of our subsidiaries in any amount in excess of $60,000 at any time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act of 1934 requires Central Vermont's directors and executive officers to file reports of ownership and changes in ownership of our securities with the SEC and to furnish the Company with copies of all such reports. It also requires directors, officers, and persons who beneficially own more than ten percent (10%) of our stock to file initial reports of ownership and subsequent reports of changes in ownership with the SEC and the New York Stock Exchange.

              Based solely on a review of the copies of such reports prepared and filed with the SEC during year 2003 by the executive officers and directors, and on written representations that no other reports were required, the Company believes its directors and executive officers have complied with all Section 16(a) filing requirements. Central Vermont does not have a ten percent holder.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS, AND CERTAIN
BENEFICIAL OWNERS

              The following table sets forth the number of shares of Common Stock beneficially owned by: (1) each Director, (2) each nominee Director, (3) each of the named executive officers in the Summary Compensation Table, (4) all the Directors, nominees for Director, and executive officers as a group as of February 27, 2004, and (5) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31, 2003.

Name	Shares of Common Stock Beneficially Owned (1)(2)(3)(4)		Percent of Class
Robert L. Barnett	19,373		(1)
Frederic H. Bertrand	15,772	(5)	(1)
Rhonda L. Brooks	14,538		(1)
Janice B. Case	6,737		(1)
Robert G. Clarke	14,691	(6)	(1)
Timothy S. Cobb	12,598		(1)
Joan F. Gamble	39,302	(7)	(1)
Jean H. Gibson	22,446	(8)	(1)
Luther F. Hackett	21,795	(9)	(1)
Joseph M. Kraus	57,066		(1)
Bruce M. Lisman	1,000		(1)
George MacKenzie, Jr.	8,090		(1)
Mary Alice McKenzie	12,583	(10)	(1)
James J. Moore, Jr.	19,700		(1)
Janice L. Scites	3,275		(1)
Herbert H. Tate	8,040		(1)
Robert H. Young	304,747	(11)	2.5%
All directors, nominees, and executive officers (19)	607,248		5.0%
David L. Babson & Company, Inc. One Memorial Drive Cambridge, Massachusetts 02142	646,900	(12)	5.4%
Barclays Global Investors, N.A. and related companies (13) 45 Fremont Street San Francisco, California 94105	645,857		5.3%
Dimensional Fund Advisors Inc. 12990 Ocean Avenue Santa Monica, California 90401	511,012	(14)	4.2%
No director, nominee for director, or executive officer owns any shares of the various classes of the Company's outstanding non-voting Preferred Stock. ____________________________
(1)

No Director, nominee for Director, or executive officer owns beneficially in excess of 1% of the outstanding Common Stock, except for Robert H. Young. Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed.

(2)

Includes shares that the named individuals have a right to acquire pursuant to options granted under the 1998 Stock Option Plan for Non-employee Directors and 2002 Long-Term Incentive Plan as follows: Mr. Bertrand, 11,400; Mr. Barnett, Ms. Brooks, Messrs. Clarke, Cobb, and Hackett, and Ms. McKenzie, 9,150 each; Mr. MacKenzie, 6,900; Mr. Tate, 6,040; and, Mrs. Case, 4,650. Includes 2,473 shares awarded under the Restricted Stock Plan for Non-employee Directors and Key Employees ("Restricted Plan"), for each of Messrs. Barnett, Bertrand, Ms. Brooks, Messrs. Clarke, Hackett, and Ms. McKenzie; 2,008 shares for Ms. Scites; 940 shares for Messrs. MacKenzie and Tate; 587 shares for Mrs. Case; and, 548 shares for Mr. Cobb. Also includes 1,900 shares for Mr. Cobb which were deferred pursuant to the Deferred Compensation Plan. Also includes 4,000 shares awarded under said Restricted Plan for Mr. Young.

(3)

Includes shares that the named executive officers have a right to acquire pursuant to options granted under the 1988, 1997, 2000 Stock Option Plans for Key Employees, and the 2002 Long-Term Incentive Plan as follows: Mr. Young, 278,630; Ms. Gamble, 28,050; Ms. Gibson, 18,160; Mr. Kraus, 44,560; and, Mr. Moore, 13,700.

All executive officers as a group have rights to acquire 401,250 shares.

(4)	Includes shares that the named executive officer holds indirectly under our Employee Savings and Investment Plan (401(k)) for Ms. Gamble, 2,393.
(5)	Includes 4,372 shares held jointly with Mr. Bertrand's spouse over which he has voting and investment power.
(6)	Includes 3,068 shares held jointly with Mr. Clarke's spouse over which he shares voting and investment power.
(7)	Includes 7,041 shares deferred by Ms. Gamble pursuant to the Deferred Compensation Plan.
(8)	Includes 4,286 shares held jointly with Ms. Gibson's spouse over which she shares voting and investment power.
(9)	Includes 3,000 shares owned by corporations over which Mr. Hackett has voting and investment power.
(10)	Includes 150 shares held jointly with Ms. McKenzie's spouse over which she shares voting and investment power.
(11)	Includes one share held by Mr. Young's son over which Mr. Young disclaims beneficial ownership and 901 shares held by his spouse over which she has sole voting and investment power.
(12)

David L. Babson & Company, Inc. in its capacity as investment adviser holds 646,900 shares with sole voting power over 523,800 shares, shared voting power over 123,100 shares and sole dispositive power over 646,900 shares.

(13)

Barclay Global Investors, N.A. holds 435,282 shares and has sole voting and dispositive power over 375,771 shares. Barclays Global Fund Advisors holds 210,575 shares and has sole voting and dispositive power over 210,575 shares.

(14)

Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment adviser and as such has sole voting and dispositive power over all shares of the Common Stock. Dimensional disclaims beneficial ownership of said securities.

REPORT OF THE AUDIT COMMITTEE

              The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors. A copy of the charter as amended on February 23, 2004, is attached to this Proxy Statement as Schedule A.

              The Board has annually reviewed the New York Stock Exchange ("NYSE") Listing Standards' definition of independence for Audit Committee members and has determined that each member meets that standard. The Board has affirmatively determined that each member of the Committee is financially literate as defined by the NYSE, and that Robert G. Clarke and George MacKenzie, Jr. are the "Audit Committee financial experts" as such term is defined in applicable standards adopted by the Sarbanes-Oxley Act of 2002 and the NYSE.

              The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and with the independent public auditors, Deloitte & Touche including a discussion of the quality and not only the acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

              The Committee has received and reviewed the written disclosures and the letter from our independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and also have discussed with Deloitte & Touche the issue of its independence from management and the Company.

              In accordance with its Charter, the Audit Committee Chair reviewed all 2003 Quarterly Reports on Form 10-Q with management and the independent auditors after completion of the auditor's quarterly procedures in accordance with Statement on Auditing Standards No. 71.

              The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

              In reliance on the reviews and various discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

AUDIT COMMITTEE MEMBERS: Robert G. Clarke, Chair Janice B. Case George MacKenzie, Jr. Janice L. Scites Herbert H. Tate

PRINCIPAL ACCOUNTING FIRM FEES

              The following table sets forth approximate aggregate fees billed to the Company by Deloitte & Touche from April 1, 2002 through December 31, 2003 and fees billed by Central Vermont's prior principal accounting firm, Arthur Andersen, from January 1, 2002 through March 31, 2002.

Fiscal Year Ended
	2003	2002
	Deloitte & Touche	Deloitte & Touche	Arthur Andersen
Audit Fees (1)	$ 321,800	$ 211,600	$ 10,400
Audit-Related Fees (2)	$ 81,800	$ 78,600	$ 0
Tax Fees (3)	$ 25,700	$ 23,900	$ 0
All Other Fees	$ 0	$ 0	$ 0
Total Fees	$ 429,300	$ 314,100	$ 10,400
  Includes fees of $114,000 for the reaudit of 2001 related to the sale of its wholly owned subsidiary, Connecticut Valley.
  Includes fees for employee benefit plan audit, debt compliance, implementation of new accounting pronouncements, consultation on business transactions and audits of the Company's wholly owned subsidiaries.
  Includes fees for tax planning and tax consulting.

              In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002.

PRE-APPROVAL POLICY

              The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy that sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditor may be pre-approved. These services may include audit services, audit related services, tax services, and other services. The Audit Committee determines from time to time permitted services that have the general pre-approval of the Audit Committee. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget and annual review. Services that are not specified within these categories of services are subject to specific pre-approval of the Audit Committee. The Chief Financial Officer has authority to approve all requests for services that have general pre-approval and do not exceed $10,000 per request. Audit Related services in the amount of $23,000 and Tax services in the amount of $3,300 were provided through the general pre-approval process. The Audit Committee will consider whether such services are consistent with Securities and Exchange Commission rules on auditor independence. Management is required to regularly report to the Audit Committee regarding the extent of services provided by the independent auditors for the services provided to date.

CORPORATE ETHICS AND CONFLICT OF INTEREST POLICY

              Central Vermont has adopted a Corporate Ethics and Conflict of Interest Policy (the "Code of Conduct") that is applicable to all employees and members of the Board of Directors, including the Chief Executive Officer and Chief Financial Officer. This Code of Conduct embodies the commitment of the Company and its subsidiaries to conduct business in accordance with the highest ethical standards and applicable laws, rules, and regulations. As part of this Policy, the Board of Directors adopted an anonymous complaint process relating to accounting, internal accounting controls, or auditing matters. Please visit the Company's Web site provided below.

              The Audit Committee Charter, Corporate Ethics and Conflict of Interest Policy, and Reporting Internal Accounting Complaints are available free of charge on or through our Web site at http://www.cvps.com/ethics.shtml. We will provide any shareholder a copy of these documents, without charge, upon written request to the Assistant Corporate Secretary at our principal executive offices.

Five-Year Shareholder Return Comparison

              The SEC requires that Central Vermont ("CVPS") include in its proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a published industry or line-of-business index or an index of peer companies selected by us. The Board of Directors has selected for its peer group index a stock index compiled by the Edison Electric Institute ("EEI Index"), because it is the most comprehensive and representative inasmuch as it includes stock performance data for investor-owned electric utility companies. During the five year period shown (1998 - 2003), Central Vermont was the top utility compared to all others included in the EEI Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
CENTRAL VERMONT, EEI INDEX, S&P 500

	1998	1999	2000	2001	2002	2003
CVPS EEI Index S&P 500	100.00 100.00 100.00	110.46 81.40 121.04	137.25 120.45 110.02	197.79 109.86 96.95	227.32 93.68 75.52	305.1 115.67 97.18

Assumes $100 Invested on December 31, 1998
* Total Return Assumes Quarterly Reinvestment of Dividends

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Philosophy

              The philosophy of the Compensation Committee (the "Committee"), with regard to executive compensation, is to maintain a total compensation pay package which, by virtue of its design and target levels, enables us to recruit the best talent for our jobs, to retain high performing employees by strongly rewarding exceptional performance, to encourage employees to develop their skills and abilities, and to encourage and support performance and decisions that strengthen Central Vermont financially and strategically, including enhancing customer service. Executive officer compensation, including the compensation of the Chief Executive Officer ("CEO"), is comprised of a base salary, an annual Management Incentive Plan ("MIP"), and a Long-Term Incentive Program ("LTIP"), as described below. The value of the LTIP is based on the value we deliver to our shareholders over time. Awards under the MIP are based on Company, team and individual performance as described below. The base salary range is set based on benchmarking to other companies of our size and, within a range, a specific officer's salary is set based on qualifications, experience, and proven performance.

Executive Officers' Base Annual Salary

              It is the policy of the Committee to recommend salaries for approval by the full Board for the CEO and other executive utility officers within a range that surrounds the 50th percentile of salaries of similar positions in electric and gas utilities, adjusted to reflect the size of the Company as determined by revenues. This information is reported in the annual Energy Services Executive Compensation Survey conducted by Towers Perrin. Executive officers in charge of unregulated subsidiaries are benchmarked to the 50th percentile of salaries for similar positions at companies with similar revenues in general industry.

              Within this range, the salary is determined based on an evaluation of the individual's qualifications, experience, and proven performance. The CEO recommends to the Committee the base salary for other executive officers.

Chief Executive Officer's Base Annual Salary

              The Committee recommends the base salary of the CEO for approval by the full Board. Mr. Young's current salary is based upon a broad range of performance factors such as his level of experience in his position, overall Company performance, and executive team performance and is compared to the 50th percentile of salaries for CEOs of electric and gas utilities the size of Central Vermont.

Management Incentive Plan

              Our executive officers participate in the Company's annual MIP. The purpose of the MIP is to focus the efforts of the executive team on the achievement of challenging and demanding performance objectives. When performance reaches or exceeds the specified annual performance objectives, an incentive payment is earned. A well-directed MIP, in conjunction with competitive salaries, provides a level of cash compensation which fully rewards the skills and efforts of the executives.

              Participants are designated annually by the Board of Directors. The level of potential payout for the MIP is based on benchmarking of the incentive levels for officers working for companies our size. In year 2003, the named executive officers in the Summary Compensation Table were eligible to participate in the MIP.

              The MIP consists of three measurements: The Company Balanced Business Performance is weighted 80% for the CEO and 60% for other utility officers; Business Unit/Team Balanced Business Performance is weighted 20% for utility officers; and Individual Performance at the discretion of the Board is weighted 20% for the CEO and utility officers. For Catamount officers, consolidated EPS has a 10% weight, Business Unit/Team Balanced Business Performance an 80% weight, and Individual Performance a 10% weight. The MIP performance measures are described below.

Company Balanced Business Performance. Includes a balanced set of financial, customer, process improvement, and employee measures of corporate performance.

Business Unit/Team Balanced Business Performance. Measures the performance of the officer's business unit or team. Includes financial, customer, process improvement, and employee performance measures.

Individual Performance. Based on advice and recommendation from the CEO for officers reporting to him, the Compensation Committee and Board evaluates individual officer performance compared to performance objectives set early in the year, and also evaluates the performance of the CEO versus his performance objectives. This item is at the full discretion of the Board.

              The target level of incentive award from the MIP is 50% of base salary for Central Vermont's CEO; 30% for the Senior Vice Presidents; 25% for Vice Presidents; and 20% for Assistant Vice Presidents. For the unregulated business, the Managing Directors' target level is 50% of base salary and the Vice Presidents' are 30%. The maximum payout is capped at 2 times target.

Long-Term Incentive Program

              Our Long-Term Incentive Program (the "LTIP") for executive officers is designed to deliver one-half of the value of a participant's award in stock options and the remaining one-half in the form of restricted performance shares of Common Stock. The one-half paid in restricted shares of Common Stock is in the form of performance shares which are dependent upon reaching certain Total Shareholder Return ("TSR") performance targets in three years versus a national peer group of electric and combination utilities. The number of options and performance shares awarded to executive officers is determined utilizing comparisons to officers' long-term incentive values who work for companies our size in the electric and gas utility industry and in the general industry.

              Half of the executive officer LTIP is delivered in the form of contingent Performance Shares of Common Stock. In year 2003 (at the beginning of the three-year 2003-2005 performance cycle), there was a contingent grant of a fixed number of shares of Common Stock. The number of shares payable at the end of the performance cycle (year 2003-2005) is dependent on how Central Vermont's financial performance compares to a national peer group of electric and combination utilities. The financial performance is measured in terms of TSR for the three years, relative to the peer group. The number of shares granted at the end of the cycle ranges from 0 - 2 times the number of shares targeted in the beginning of the cycle (for performance cycles beginning before 2004), based on our relative TSR. There is no payout if our relative TSR is in the 40th percentile or lower. Maximum payout is achieved by being in the 90th percentile or higher. Starting with the 2004 - 2006 cycle, the maximum payout will be reduced to 1.5 times shares targeted by being in the 75th percentile or higher. Dividends payable with respect to restricted performance shares are reinvested into additional shares of restricted stock. Once the award is earned, shares become fully vested. On January 12, 2004, performance share awards were made for shares contingently granted in year 2001 for the 2001 - 2003 performance cycle pursuant to the LTIP design elements. For the 2001 - 2003 performance cycle, Central Vermont was in the 100th percentile (the best electric utility) in terms of total shareholder return resulting in a two times payout.

              The stock option portion of the LTIP award is based on the Stock Option Plan for Key Employees which was approved in year 2000 by the stockholders. Stock options are an important component in the Company's strategy for attracting and retaining executives of high caliber and helping to focus management attention on increasing stockholder value. Stock options are granted to executive officers annually upon the recommendation of the Committee. All awards are provided by means of non-qualified stock options which have an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of the grant. The Committee's policy is that the exercise price of stock options should not be amended after grant, except in the event of a stock dividend, stock split, or other change in corporate structure or capitalization affecting the Common Stock.

              For the cycle ending 2003, the named executive officers in the Summary Compensation Table, all received options and performance shares, with the exception of Mr. Moore who did not receive stock options. Mr. Moore is not participating in Central Vermont's LTIP because Catamount has its own LTIP based on development performance at Catamount.

Stock Ownership Guidelines

              Every executive officer is required to achieve an ownership stake in Central Vermont that is in relation to his or her salary in accordance with the following guidelines:

Chief Executive Officer	1 x annual base salary
Senior Executive Officers	0.5 x annual base salary

              Officers may count the value of shares owned, shares which are deferred pursuant to the Deferred Compensation Plan, stock owned in the 401(k) Plan including ESOP, stock options exercised and held, Restricted Stock, stock purchased outright, and Performance Shares awarded and held. Unexercised stock options are not counted in calculating ownership.

              Executive officers have five years in which to meet the ownership guidelines. All of the named executive officers meet the standard except for Jean Gibson who has not yet been with Central Vermont for five years. James Moore is an officer of Catamount Energy Corporation and is not held to this guideline.

Other Perquisites

              It is the policy of the Committee not to compensate executive officers through the use of perquisites. A car is provided to the CEO. There are no other perquisites provided to any executive officer.

Other Compensation Committee Items

              Central Vermont intends that compensation paid to its executive officers will be tax deductible. Section 162(m) of the Code, as amended, generally limits the Company's federal income tax deduction for compensation paid in any taxable year to any one of the five highest paid executive officers named in the Summary Compensation Table to $1 million. The limit does not apply to specified types of exempt compensation, including payments that are not included in the employee's gross income, payments made to or from a tax-qualified plan, and compensation that qualifies as qualified performance-based compensation. Under the tax law, the amount of a qualified performance-based award must be based entirely on an objective formula, without any subjective consideration of individual performance. The Committee has carefully considered the impact of this law. As the annual cash compensation of each of our executive officers is below $1 million, the limitation imposed by Section 162(m) is not currently applicable. In addition, the stock options granted under Central Vermont's stock option plans are designed to qualify as exempt qualified performance-based compensation.

              The Committee retains the services of an independent expert to advise it with respect to the extent to which its pay practices are consistent with prevailing industry standards. With the assistance of its advisor, it reviews its plans each year to assure that it competitively pays and rewards executives and directors to act in the interests of the shareholders and our customers.

              The Committee regularly evaluates its Charter in order to ensure timely compliance with regulatory requirements.

COMPENSATION COMMITTEE MEMBERS: Timothy S. Cobb, Chair Robert L. Barnett Frederic H. Bertrand Rhonda L. Brooks Luther F. Hackett Mary Alice McKenzie

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              Central Vermont has a Compensation Committee to approve compensation for our executive officers. The Compensation Committee members are Messrs. Cobb, Barnett, Bertrand, Ms. Brooks, Mr. Hackett, and Ms. McKenzie. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director under Item 404 of Regulation S-K or as a former officer or employee. Mr. Young, who serves as President and Chief Executive Officer is not a member of the Compensation Committee and cannot vote on matters decided by that Committee. Mr. Young has participated in the discussions and decisions regarding salaries and incentive compensation for executive officers of the Company. However, Mr. Young has been excluded from discussions regarding his own salary and incentive compensation.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

              The following table shows all compensation paid or earned by the CEO and the four most highly compensated executive officers, including an executive officer of one of the Company's wholly-owned subsidiaries.

SUMMARY COMPENSATION TABLE
		Annual Compensation		Long Term Compensation
				Awards		Payouts
Name and Principal Position (1)	Year	Salary ($) (2)	Bonus ($) (3)	Restricted Stock Awards ($) (4)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($) (5)	All Other Compen- sation ($) (6)
Robert H. Young President and CEO	2003 2002 2001	364,991 331,713 328,339	225,700 168,545 86,130	0 69,120 0	51,470/0 32,300/0 26,200/0	604,215 359,421 212,893	80,104 9,385 7,788
Joan F. Gamble Vice President, Strategic Change and Business Services	2003 2002 2001	167,885 149,585 124,269	52,100 52,343 25,136	0 0 0	5,150/0 4,300/0 3,900/0	88,692 56,290 24,002	20,648 6,114 5,305
Jean H. Gibson * Senior Vice President, CFO, and Treasurer	2003 2002 2001	207,846 138,461 0	74,700 160,000 0	0 0 0	11,760/0 6,400/0 0	0 0 0	0 338 0
Joseph M. Kraus Senior Vice President Engineering And Operations	2003 2002 2001	185,308 172,083 162,615	68,000 65,522 60,236	0 0 0	11,760/0 6,200/0 5,900/0	133,027 90,939 32,013	21,459 18,816 20,415
James J. Moore, Jr. President and CEO Catamount Energy Corporation (7)	2003 2002 2001	285,391 271,031 199,039	114,726 135,402 192,230	0 0 0	0 13,700/0 20,500/0	304,868 0 0	8,666 2,060 295
* Ms. Gibson was not a Central Vermont executive officer in 2001.
(1)

The principal positions listed were held as of December 31, 2003. Mr. Moore is presently Vice Chair and Chief Executive Officer of Catamount Energy Corporation ("Catamount Energy" or "CEC"), a wholly-owned subsidiary of Central Vermont.

(2)

Includes for Mr. Young, director's retainers and fees paid by Vermont Electric Power Company, Inc. and compensation for services performed for Vermont Yankee Nuclear Power Corporation for which Central Vermont was reimbursed.

(3)

Represents annual cash awards under the Company's Management Incentive Plan ("MIP") including deferred amounts. This MIP is discussed at page 16 hereof in the "Report of the Compensation Committee on Executive Compensation." These incentives are paid by shareholders.

Includes incentive awards earned in year 2003 and paid in year 2004 as follows for: Mr. Young: $225,700; Ms. Gamble: $52,100; Ms. Gibson: $74,700; Mr. Kraus: $68,000; and, Catamount Energy incentive award for Mr. Moore: $114,726. These incentives are paid by shareholders.

Includes incentive awards earned in year 2002 and paid in year 2003 as follows for: Mr. Young: $168,545; Ms. Gamble: $52,343; Mr. Kraus: $65,552; and, Mr. Moore: $135,402. Ms. Gibson's incentive award earned in year 2002 and paid in year 2003 is $80,000 plus $20,000 pursuant to her employment agreement. These incentives are paid by shareholders.

Includes incentive awards earned in year 2001 and paid in year 2002 as follows for: Mr. Young: $86,130; Ms. Gamble: $25,136; Mr. Kraus: $36,078; and, Mr. Moore: $92,230. These incentives are paid by shareholders.

In year 2001 Mr. Kraus received an award of 1,500 shares of Common Stock and the valuation is calculated by using the Fair Market Value, the average of the high and low stock prices, of $16.105 on the date of the award ($24,157).

Includes for Ms. Gibson a hiring and relocation bonus in year 2002 of $60,000. For Mr. Moore, includes a hiring and relocation bonus in year 2001 of $100,000.

(4)

In year 2002, Mr. Young received an award of 4,000 shares of Common Stock with a three-year cliff vest, elapsing October 7, 2005. The valuation of restricted stock awarded was calculated by using the closing market price of $17.28 for the Company's stock on the date of award (October 7, 2002). Dividends at normal rates are paid on restricted stock.

(5)

Performance Share Awards were made on January 12, 2004 under our LTIP for the Performance Cycle 2001 - 2003. Valuation is based on the Fair Market Value, the average of the high and low, of the Common stock on the date of the award of $23.90. Performance Share Awards were made on January 13, 2003 under the LTIP for the Performance Cycle 2000 - 2002. Valuation is based on the Fair Market Value, the average of the high and low, of the Common stock on the date of the award of $18.065. Performance Share Awards were made on January 14, 2002 under the LTIP for the Performance Cycle 1999 - 2001. Valuation is based on the Fair Market Value, the average of the high and low, of the Common stock on the date of the award of $16.35. All of these awards were made at the maximum payout based on Company performance per the LTIP as described in the "Report of the Compensation Committee on Executive Compensation."

Ms. Gamble deferred her performance share award payout for year 2002 and 2003 under Central Vermont's Deferred Compensation Plan for Officers and Directors.

Includes Catamount Energy's Long-Term Incentive award of $26,481 for Mr. Moore.

(6)

The total amounts shown in this column for year 2003 are comprised as follows:

  Company matching contributions to the Employee Savings and Investment Plan (401(k)) includes for Mr. Young: $8,000; Ms. Gamble: $5,563; Mr. Kraus: $6,919; and, Mr. Moore: $8,000.
  Taxable term cost on executive split-dollar insurance (an insurance plan that gives both employer and employee an interest in the policy death benefit on the employee's life) includes for Mr. Young: $1,615; Ms. Gamble: $356; Ms. Gibson: $461; Mr. Kraus: $386; and, Mr. Moore: $666.
  Pay in lieu of taking vacation based on Company policy for employees who qualify includes for Mr. Kraus: $14,154.
  Includes ordinary income recognized as a result of restricted stock vesting as follows for: Mr. Young: $70,489; and, Ms. Gamble: $14,729.

(7) Catamount Energy Corporation is a subsidiary of Catamount Resources Corporation, a subsidiary of Central Vermont.
Long-Term Incentive Plans -- Awards In Last Fiscal Year
Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Number Of Units (#) (1)	Performance Or Other Period Until Maturation Or Payout	Threshold #	Target #	Maximum #
Robert H. Young Joan F. Gamble Jean H. Gibson Joseph M. Kraus James J. Moore, Jr.	10,700 1,100 2,400 2,400 0	12/31/2005 12/31/2005 12/31/2005 12/31/2005 ---	0 0 0 0 ---	1x 1x 1x 1x ---	2x 2x 2x 2x ---
(1)

The units listed are based upon satisfying the Total Shareholder Return criteria as described in the LTIP in the Report of the Compensation Committee on Executive Compensation. The contingent grant of the units listed in this table are based upon satisfying the target level of performance. Maximum payout is twice the units listed in the table. Threshold performance warrants no payout. A valuation of the targeted value of the performance share awards made for the Performance Cycle 2003 - 2005 could be calculated by multiplying the closing market price at year end of $23.50 by the number of contingent performance units as reported above.

STOCK OPTIONS

              The following table sets forth stock options granted to Central Vermont's most highly compensated executive officers during year 2003 under our 2000 Stock Option Plan for Key Employees and 2002 Long-Term Incentive Plan. Under SEC regulations, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Company has chosen a binomial model approved by the SEC. However, the ultimate value will depend on the market value of Common Stock at a future date, which may or may not correspond to the projections below.

Option/SAR Grants in Last Fiscal Year

Option/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/ SARs Granted (#) (1)	% of Total Options/ SARs Granted to Employees In Fiscal Year	Exercise Or Base Price ($/Sh)	Expiration Date	Grant Date Present Value($) (2)
Robert H. Young Joan F. Gamble Jean H. Gibson Joseph M. Kraus James J. Moore, Jr.	51,470/0 5,150/0 11,760/0 11,760/0 0/0	59.6% 5.9 13.6 13.6 0	$17.49 17.49 17.49 17.49 ---	5/06/2013 5/06/2013 5/06/2013 5/06/2013 ---	$156,907 15,700 35,850 35,850 ---
(1)

A total of 86,290 shares were awarded to all plan participants in year 2003 under the 2000 Stock Option Plan for Key Employees and 2002 Long-Term Incentive Plan. Stock options are exercisable in whole or in part from the date of the grant for a period of ten years and one day.

(2)

Based on a binomial model as certified by an independent consultant, the assumptions used for the Model are as follows: Volatility - 22.04% based on monthly stock prices for the period of April 30, 2000 to April 30, 2003; Risk-free rate of return - 4.50%; Dividend Yield - 5.74% over the period of April 30, 2000 to April 30, 2003; and, a ten-year exercise term.

Year-End Option Table

              The following table sets forth stock options exercised by the CEO and the other named executive officers during year 2003, and the number and value of all unexercised options at year-end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Common Stock on December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year(FY)
and Fiscal Year-End Option/SAR Values

(a) Name	(b) Shares Acquired On Exercise (#)	(c) Value Realized ($) (1)	(d) Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options At FY-End ($) Exercisable/ Unexercisable (1)
Robert H. Young Joan F. Gamble Jean H. Gibson Joseph M. Kraus James J. Moore, Jr.	0 0 0 16,050 20,500	0 0 0 120,694 137,863	284,630/0 28,050/0 18,160/0 44,560/0 13,700/0	2,087,807/0 242,816/0 85,930/0 342,078/0 61,170/0
(1)

The dollar values in columns (c) and (e) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at exercise or fiscal year end, respectively.

No SARs are granted under the 2000 Stock Option Plan for Key Employees nor have SARs been granted under the 2002 LTIP. Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders
1988 Stock Option Plan for Key Employees
1997 Stock Option Plan for Key Employees
1998 Stock Option Plan for Non-employee Directors
2000 Stock Option Plan for Key Employees
2002 Long-Term Incentive Plan

	24,000 147,560 68,250 219,150 39,790	$15.0000 $12.5261 $15.2441 $16.2288 $17.4520	0 49,640 0 28,750 291,338
Total	498,750	$15.0370	369,728

Officers' Insurance and Supplemental Retirement Plan

              The Officers' Supplemental Retirement Plan (the "SERP") is designed to supplement the retirement benefits available through Central Vermont's Pension Plan to our executive officers. The SERP is a part of the Company's overall strategy for attracting and maintaining top managerial talent.

              The Board of Directors approved a redesign of the SERP commencing January 1, 1998 ("Redesigned SERP"). The Redesigned SERP directly coordinates the benefits of the SERP with the Pension Plan (the excess of target pension over basic pension equals supplemental pension). For the Redesigned SERP, the target pension is based on the same formula as the Pension Plan but also restores any amounts restricted by Internal Revenue Service limits under the Pension Plan. The Redesigned SERP also reflects any MIP compensation in calculating the target pension.

              When the Board of Directors adopted the Redesigned SERP in January 1998, current executive officers at that time were grandfathered under the previous SERP provisions ("Grandfathered SERP"). Messrs. Young and Kraus are covered under the Grandfathered SERP. Under the Grandfathered SERP, each grandfathered executive officer is entitled to receive, upon retirement at age 65, fifteen annual payments in amounts equal to a specified percentage of the officer's final year's Base Salary (not including variable pay, options, or any other form of remuneration). The applicable percentages for the named executive officers in the Summary Compensation Table are as follows: Mr. Young, 44% and Mr. Kraus, 33%. For grandfathered executive officers, a reduced benefit is available as early as age 55 with ten years of service. A death benefit of $100,000, grossed up for taxes, is also provided to vested retirees covered under the Grandfathered SERP. Grandfathered individuals may participate in the Grandfathered SERP or the Redesigned SERP - whichever provides the greater benefit.

              Shown below is the estimated benefit payable under the Grandfathered SERP for the named executive officers in the Summary Compensation Table, assuming they were to retire at age 65, and based on assumed final base pay amounts:

Assumed Final Annual Base Pay $	33% $	44% $
180,000 200,000 220,000 240,000 260,000 280,000 300,000 320,000 340,000 360,000 380,000 400,000 440,000 460,000 480,000 500,000 550,000	59,400 66,000 72,600 79,200 85,800 92,400 99,000 105,000 112,200 118,800 125,400 132,000 145,200 151,800 158,400 165,000 181,500	79,200 88,000 96,800 105,600 114,400 123,200 132,000 140,800 149,600 158,400 167,200 176,000 193,600 202,400 211,200 220,000 242,000

Deferred and Long-Term Compensation

              Under the Deferred Compensation Plan, each non-employee director and eligible executive officer may elect to defer all or a portion of their annual cash compensation. Non-employee directors may also elect to defer stock grants and gains from the exercise of expiring stock options. Eligible executive officers may also elect to defer their annual incentive pay, Performance Share Plan awards, and gains from the exercise of expiring stock options. Amounts credited accrue interest at a rate equal to the prime interest rate plus 1%, or the rate of return on Central Vermont's stock for the year, including dividends. Gains from exercised stock options deferred to the Deferred Compensation Plan will be credited with the rate of return on Central Vermont stock for the year, including dividends. Eligible participants must make an annual irrevocable election to defer compensation that will be paid, earned, or awarded in the following year. Generally payments will be made in a lump sum or annual installments upon retirement, resignation or age specific designation by the participant. This is an unfunded, nonqualified, deferred compensation plan.

Pension Plan

              The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries (the "Pension Plan") is a defined benefit plan which covers employees, including executive officers. The Company pays the full cost of the Pension Plan.

              The table below shows the annual amounts payable under the present provisions of the Pension Plan as amended through December 31, 2003, based on Final Average Earnings for various years of service, assuming the employee would retire at age 65 in 2004.

Assumed 5-Year Final Average Earnings	Years of Service
	15	20	25	30	35
$140,000 200,000 (1) 220,000 260,000 300,000	$33,286 49,036 54,286 64,786 75,286	$ 44,381 65,381 72,381 86,381 100,381	$ 55,476 81,726 90,476 107,976 125,476	$ 66,571 98,071 108,571 129,571 150,571	$ 70,071 103,071 114,071 136,071 158,071
(1)	Internal Revenue Code Section 401(a) (17) limits earnings used to calculate qualified plan benefits to $160,000 for 1999; $170,000 for 2000 and 2001; and, $200,000 for 2002 and 2003.

              Final Average Earnings is the highest five-year average of consecutive years' compensation over an employee's career with the Company. Compensation for this purpose includes base salary plus incentive awards from the Management Incentive Plans.

              The amounts above are payable for the life of the retiree only, and would be reduced on an actuarial basis if survivor options were chosen. In addition, no Social Security offset applies to amounts above.

              The credited years of service at December 31, 2003, under the Pension Plan for the named executive officers in the Summary Compensation Table were as follows: Mr. Young, 16.5 years; Ms. Gamble, 14.5 years; Ms. Gibson, 1.7 years; Mr. Kraus, 22.4 years; and, Mr. Moore, 2.9 years.

Contracts with Management

              Central Vermont has entered into Change-In-Control agreements with Mr. Young, Ms. Gamble, and Mr. Kraus on April 5, 2000 and continue in effect until the earlier of (i) the fifth anniversary of such date or (ii) the executive's normal retirement date under the Pension Plan. Commencing on the third anniversary of the date of the agreement, and on each anniversary thereafter, the term of the agreement is automatically extended, absent 60 days prior written notice by the Company, until the earlier of (x) three years from such renewal date or (y) the executive's normal retirement date. They provide that in the event of termination of employment, or a significant change in employment status as defined in the agreement, within three years following a Change-In-Control, Mr. Young, Ms. Gamble, and Mr. Kraus will receive 2.999 times their average annual compensation for the preceding five or fewer years of service and certain legal fees and expenses incurred as a result of termination of employment. Stock options exercised in the two years preceding a Change-In-Control are disregarded for the calculation of gross income to eliminate the potential or appearance of officers exercising options solely to inflate Change-In-Control benefits. There is a conditional gross-up for excise tax on the termination payments under Section 4999 of the Internal Revenue Code only in circumstances where the Change-In-Control benefits are over the Internal Revenue Code 280G limits by more than 10%. Officers also have the option to voluntarily terminate in the 30 day period commencing on the first anniversary of the Change-In-Control and receive Change-In-Control benefits capped at the Internal Revenue Code 280G limit.

              The provisions of the agreement do not apply if the executive officer retires, dies, is disabled, voluntarily resigns, or is dismissed for cause following a Change-In-Control (except for the voluntary termination clause described above). Non-qualified stock options and restricted stock not immediately exercisable will become exercisable in the event of a Change-In-Control.

              In exchange for agreeing to provide consulting services as requested by the Company for one year and refraining from working in competition with, or for a competitor of the Company for one year, the agreement permits continued participation in and retention of benefits under the Deferred Compensation Plan, Officers' Supplemental Retirement Plan, and health and disability plans. The extent of these provisions depends on an individual's participation, circumstances, age, and years of service, and is specified in each agreement and Plan.

              A Change-In-Control under the agreements is deemed to occur if: (1) any person, corporation, partnership, or group acquires 20% or more of the combined voting power of Central Vermont's outstanding securities; (2) there is a change in the membership of the Board of Directors over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided (although this section does not apply, if the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period); (3) if a third party acquires ownership or voting power of 10% or more of the outstanding voting securities of the Company, and subsequently is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, or the Company loses its exemption from or is required to register under that Act; (4) a reorganization, merger, or consolidation, other than a reorganization, merger, or consolidation following which the individuals and entities that were the beneficial owners of the outstanding voting securities of the Company immediately prior to such reorganization, merger, or consolidation, beneficially own, directly or indirectly, more than 60% of the outstanding voting securities of Central Vermont resulting from such reorganization, merger, or consolidation, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation; or (5) a complete liquidation or dissolution of the Company or sale or other disposition of one transaction or a series of related transactions of all or substantially all of the assets of the Company, as determined by the Board, other than a sale or other disposition to a company, which following such sale or other disposition, the individuals and entities that were the beneficial owners of the outstanding voting securities of Central Vermont immediately prior to such sale or other disposition, beneficially own, directly or indirectly, more than 60% of the outstanding voting securities of such company in substantially the same proportions as their ownership in the Company immediately prior to such sale or other disposition.

              Change-In-Control agreements with Mr. Moore and Ms. Gibson were entered into on February 12, 2001 and March 7, 2002, respectively. Mr. Moore's and Ms. Gibson's Change-In-Control benefits are the same as described above with the exception that they will receive two times his (her) average annual compensation for the preceding five or fewer years of service.

INDEPENDENT PUBLIC ACCOUNTANTS

              On August 4, 2003, the Board of Directors of the Company, upon recommendation of the Audit Committee, made a determination to engage Deloitte & Touche LLP to serve as the Company's independent public accountants for the 2003 calendar year.

              The firm of Deloitte & Touche, independent public accountants, has audited the consolidated financial statements of the Company for year 2003. They have served as the Company's independent public accountants since July 22, 2002, replacing Arthur Andersen LLP. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

2005 ANNUAL MEETING
SHAREHOLDER COMMUNICATIONS/PROPOSALS

              The Corporate Secretary must receive shareholder proposals no later than November 26, 2004 to be considered for inclusion in Central Vermont's 2005 proxy materials. Additionally, the Company's advance notice By-law provisions require that any shareholder proposal to be presented from the floor of the 2005 Annual Meeting must be received by the Corporate Secretary, at the Company's principal executive offices, no later than January 25, 2005 and not before December 26, 2004. Also, such proposal must be, under law, an appropriate subject for shareholder action in order to be brought before the meeting.

              Shareholders who are not presenting a proposal for inclusion in the proxy statement, but who wish to communicate directly with non-management Directors may direct written communications to Central Vermont Public Service Corporation, Attn. Board of Directors Shareholder Communications, c/o Corporate Secretary's Department, 77 Grove Street, Rutland, Vermont 05701. Shareholders may also e-mail the Board of Directors at the Corporate Secretary's e-mail address and describe the subject as follows: corpscty@cvps.com, Subject: Shareholder Communications.

OTHER MATTERS

              The only business to be presented to the meeting, by any persons, of which the Company is aware is that which is specified in said Notice of Meeting, and any action in connection with or for the purpose of effecting the same. If any other matters properly and legally come before the meeting, the persons named as Proxies will vote upon them in accordance with their best judgement. The Proxies have no knowledge of any such other matters which may be so presented for action at the meeting.

By Order of the Board of Directors ROBERT H. YOUNG President and Chief Executive Officer

It is important that proxies be voted promptly. Shareholders who do not expect to attend in person are urged to vote either (a) by casting your vote electronically at the Web site listed on your proxy card, (b) vote by telephone, or (c) by signing, dating and returning the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

Schedule A

CENTRAL VERMONT PUBLIC SERVICE CORPORATION CONSOLIDATED
AUDIT COMMITTEE CHARTER

Effective: February 23, 2004

I. Purpose
The Audit Committee (or 'Committee') of the Board of Directors (or 'Board') of Central Vermont Public Service Corporation and its wholly owned subsidiaries (or 'Company') assists the Board in fulfilling its responsibilities in overseeing: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company's auditing, accounting and financial reporting processes generally; (iii) the integrity of the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company's compliance with legal and regulatory requirements; (v) the independent auditor's qualifications and independence; and (vi) the performance of the Company's internal auditors and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The Committee also provides an open avenue of communication among the independent auditors, the internal auditors, financial and senior management, and the Board.

II. Authority
In performing its oversight responsibilities the Committee shall have authority over Central Vermont Public Service Corporation and its wholly owned subsidiaries.

III. Organization
The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence, financial literacy and experience requirements as defined by all applicable rules and regulations. At least one member of the Committee shall be a "financial expert" in compliance with criteria established by the Securities and Exchange Commission (SEC) and other relevant regulations.

Committee members shall be elected by the Board at the annual organizational meeting of the Board on the recommendation of the Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

IV. Meetings
The Committee shall meet six times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of management, the financial department, the internal auditors, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with management, the internal auditors and the independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately. Each regularly scheduled meeting shall conclude with an executive session of the Committee, as needed, and on such terms and conditions as the Committee may elect.

V. Responsibilities and Duties
The Committee shall consult with management but shall not delegate the responsibilities outlined herein. In performing its oversight responsibilities the Committee shall:

With respect to the independent auditors:

  Have sole authority and responsibility for the selection, evaluation and appointment of the independent auditors, including pre-approval of all audit engagement fees and terms and all non-audit engagements with the independent auditors.
  Review the performance of the independent auditors and remove the independent auditors if circumstances warrant.
  Oversee the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.
  Oversee the resolution of disagreements between management and the independent auditors in the event that they arise.
  Consider whether the independent auditor's performance of permissible non-audit services is compatible with auditor's independence.
  At least annually, obtain and review a report from the independent auditors describing (i) the independent auditors' internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (iii) all relationships with the Company.
  Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

With respect to financial information and reporting:

  Review and discuss with management and the independent auditors, the Company's annual audited financial statements and quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations") prior to submission to stockholders, any governmental body, any stock exchange or the public.
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.
  Recommend to the Board, if appropriate, that the annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.
  Review with management and the independent auditors financial accounting policies, significant reporting issues and other matters related to the Company's financial statements as required by applicable rules and regulations.
  Review the quarterly earnings press release with management prior to release.
  Discuss with management (in general terms) financial information and earnings guidance provided to analysts and rating agencies.
  Prepare the report required by the SEC to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

With respect to the internal auditors and internal controls:

  Consider and review with the independent auditors and the internal auditors, the adequacy of the Company's internal control structure and systems, and the procedures designed to ensure compliance with laws and regulations.
  Review and advise on the selection or removal of the internal auditors (refers to outsourcing firm and/or internal audit director).
  Periodically review any significant difficulties, disagreements with management, or scope restrictions encountered by the internal auditors in the course of their work.

With respect to other matters:

  Monitor the appropriate standards adopted as a code of conduct for the Company (Corporate Ethics and Conflicts of Interest Policy) and review with management the results of the Company's monitoring compliance with such standards and its compliance policies.
  Review and approve (i) any change in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change. Review and approve (i) any waiver in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such waiver.
  Report regularly to the Board.
  Discuss policies with respect to risk assessment and risk management, including the Company's major financial and accounting risk exposures and the steps management has undertaken to control them.
  Perform an annual self-assessment relative to the Committee's purpose, duties and responsibilities outlined herein, including an assessment of the adequacy of this Charter.
  Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.
  Recommend to the Board guidelines regarding the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

VI. Resources
The Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

Schedule B

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
CORPORATE GOVERNANCE GUIDELINES

I. Membership:

        1.     Size of Board.

The Board believes that the optimum size of the Board is 9-13 members.

        2.     Independence Requirement.

A majority of the Directors shall satisfy the independence requirements of Section 10A of the Securities Exchange Act of 1934, the New York Stock Exchange and any other regulatory authority. The responsibility for ensuring compliance with this requirement shall reside with the Corporate Governance Committee

In addition, the Board's historic policy and practice is to not have more than one management Director although it may vary from this practice if it believes to do so is in the best interest of the Company.

A director who is also affiliated with a company that has a business relationship with Central Vermont Public Service Corporation that is not significant to the Company or the director is immaterial for the purposes of determining independence.

        3.     Board Membership Criteria.

The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity and who will be able to serve at least five (5) or six (6) years as a Director prior to reaching the age of 70. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make. Directors should plan to make a significant time commitment to the Company.

Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually but also on their collective strengths, the Board should be composed of:
    Directors who will form a central core of business executives with financial expertise;
    Directors who have substantial experience outside the business community -- in the public, academic or scientific communities, for example;
    Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies;
    Directors that enhance the diversity of perspective, experience and background of the Board; and
    a majority of directors who are not employees or former employees of the Corporation.

A. Selection Criteria

              In considering possible candidates for election as a Director, the Committee and the other Directors should be guided in general by the composition guidelines established above and in particular by the following:

1)   each Director should be chosen without regard to sex, race, religion or national origin;

2)   each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

3)   each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a Director;

4)   each Director should possess substantial and significant experience which would be of particular importance to the Corporation in the performance of the duties of a Director;

5)   each Director should have sufficient time available to devote to the affairs of the Corporation in order to carry out the responsibilities of a Director; and

6)   each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

Retirement; Resignation

Term Limits.
The Board does not favor term limits for Directors, but believes that it is important to monitor overall Board performance.

Retirement Policy.
According to the By-laws of the Company "[n]o person shall be eligible for election or re-election as a Directors after his/her seventieth birthday, provided that any Director whose term of office extends beyond his/her seventieth birthday shall be entitled to serve the remainder of the full term of the class of Directors to which he/she was elected."

Directors Changing Their Present Job Responsibilities.
The Board believes that an individual Director who retires from his or her employment, or whose position of employment materially changes, must volunteer to resign from the Board. It is not the intention of the Board to mandate the resignation of a Director whose responsibility has changed, but rather to provide an opportunity for the Board to review the continued appropriateness of Board membership under the changed circumstance.

Conduct:

Board Meetings.

Selection of Agenda Items and Executive Sessions.
The Chairman and Chief Executive Officer should establish the agenda for Board meetings. All Board members have the right to suggest items for inclusion in the agenda.

Distribution of Materials.
The Company shall distribute, sufficiently in advance of meetings to permit meaningful review, written materials for use at Board meetings by posting on the Board of Director's Web Site, facsimile transmission, or electronic transmission.

Number of Meetings; Attendance and Preparation.
The Board of Directors shall hold a minimum of six (6) meetings per year. Directors are expected to attend all Board meetings, appropriate Committee meetings, and the Company's Annual Meeting of Stockholders and to have, prior to the meetings, reviewed all written meeting materials distributed to them in advance.

Conflicts of Interest.
Directors are expected to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. The Company annually solicits information from Directors in order to monitor potential conflicts of interest and Directors are expected to be mindful of their fiduciary obligations to the Company.

Consulting Agreements with Directors.
The Board believes that the Company should not enter into paid consulting arrangements with outside Directors or their employers, without obtaining the Board's approval.

Share Ownership by Directors.
Directors are required to own at least 2,000 shares of the Company's Common Stock within two (2) years of election.

Compensation Review.
The Compensation Committee will annually review, and (when it deems appropriate) recommend to the full Board changes in, director compensation and benefits with equity ownership in the Company encouraged.

Assessing Board and Committee Performance.
The Board shall conduct an annual self-evaluation with the assistance of the Corporate Governance Committee to determine whether it and its committees are functioning effectively. Each Committee Charter provides for self-assessment and the Board shall review the annual self-assessment of each Committee.

The evaluation process is designed to facilitate ongoing, systematic examination of the Board's effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

Annually each director shall complete a self-evaluation form and a Board evaluation, developed by the Corporate Governance Committee, examining his or her and the Board's effectiveness against criteria designed to meet performance in seven (7) critical areas:

    Independence and integrity
    Knowledge and expertise
    Accountability and decisiveness
    Participation and input
    Preparation
    Availability
    Teamwork

CEO Assessment.
The Compensation Committee shall annually assess the performance of the CEO in collaboration with the Chair of the Board. This evaluation shall be used by the Compensation Committee when it develops its compensation recommendations for the CEO.

Access to Senior Management.
Board members shall have complete access to Company management. To the extent practicable, Board members should inform the Chair of communications with officers in those circumstances where the Chief Executive Officer is unaware of the communications. Furthermore, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and (b) represent managers with future potential that senior management believes should be given exposure to the Board.

Confidentiality.
The Board believes maintaining confidentiality of information and deliberations is an imperative.

Selection of Chair.
The Board shall select the Chair of the Board and may select the Chair of the Committees. If the Board does not appoint the Committee Chair, the Committee members shall elect a Chair by a vote of a majority of the full Committee.

II. Committee Issues:

Board Committees; Committee Charters.
The Board currently has the following four Committees: the Audit Committee; the Compensation Committee; the Corporate Governance Committee (f/k/a Nominating Committee); and the Executive Committee. The Audit Committee, the Compensation Committee and the Corporate Governance Committee shall each consist of three or more Directors, each of whom shall satisfy the independence (and, in the case of the Audit Committee, the financial literacy and experience) requirements of Section 10A of the Securities Exchange Act of 1934, the New York Stock Exchange and any other regulatory requirements.

The Audit Committee, the Compensation Committee and the Corporate Governance Committee shall each have appropriate written charters. These committee charters will be made available on the Company's web site at: "www.cvps.com".

Assignment of Committee Members and Chairs.
The Corporate Governance Committee is responsible, after consulting with the Chair and Chief Executive Officer, for recommending Committee members and their Chairs. Committee assignments and the designation of Committee Chairs should be based on the Director's knowledge, interests and areas of expertise. The Board believes experience and continuity are important. As such, Committee members and Chairs should be rotated every five (5) years, unless it is determined that a longer term is in the best interests of the Board or Company.

Frequency of Committee Meetings; Attendance.
Committees meet as frequently as is necessary. Currently the Audit Committee has four (4) regularly scheduled meetings each year. The Compensation Committee has four (4) regularly scheduled meetings each year. The Executive Committee meets as needed. The Corporate Governance Committee has two (2) regularly scheduled meetings each year: 1) Annual Review and Board Assessments, and 2) nominees/committee assignment recommendations.

III. Duties and Responsibilities of the Committees:

Executive Committee.
During the intervals between Board meetings, the Executive Committee shall, except as otherwise provided in Section 2 of the By-laws, have and may exercise all the powers and authority of the Board in the management of the Company's business.

Audit, Compensation, and Corporate Governance Committees .
These Committees shall have the powers and responsibilities set forth in their respective Charters (which are available on the Company's web site at www.cvps.com).

IV. Other Principles:

Board Requirements of Management.

  Develop strategies and build shareowner wealth over the long term.
  Recommend appropriate strategic and operating plans.
  Maintain effective control of operations.
  Provide strong, principled, and ethical leadership.
  Assure sound succession planning and management development.
  Maintain sound organization structure.
  Inform the Board regularly regarding the status of key initiatives -- No surprises.
  Organize Board meetings that are well planned, allow meaningful participation, and provide for timely resolution of issues.
  Provide Board materials that contain the right amount of information and are received sufficiently in advance of meetings.

Requirements of Directors.

  Act in the best interest of all shareowners and in so doing may consider related factors as set forth in the Vermont Business Corporation Act Title 11A, Section 8.30. http://www.leg.state.vt.us/statutes/fullsection.cfm?Title=11A&Chapter=008&Section=00030
  Critique and approve strategic and operating plans.
  Select, motivate, evaluate, and compensate the Chief Executive Officer.
  Develop and maintain a sound understanding of Central Vermont's strategies and businesses.
  Review succession planning and management development.
  Approve the appointment of officers upon the recommendation of the CEO.
  Advise and consult on key organizational changes.
  Carefully study Board materials and issues.
  Provide active, objective, and constructive participation at meetings of the Board and Committees.
  Provide assistance in representing Central Vermont to the outside world.
  Counsel on corporate issues.
  Develop and maintain a good understanding of general economic trends and corporate governance.
  Maintain a Delegation of Authority that sets forth the Authority of the Board and its various Officers.

Confidential Voting.
The Board has adopted a policy whereby stockholders' proxies are received by the Company's independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential from the Company's management and Directors, except as necessary to meet legal requirements, in cases where stockholders request disclosure, or in a contested election.

Disclosure of Corporate Governance Guidelines.
These Corporate Governance Guidelines will be made available on the Company's web site at www.cvps.com.

Effective: January 12, 2004

CORPORATE GOVERNANCE GUIDELINES - ADDENDUM A:
Shareholder/Director Communication Policy and Process

              The Board of Directors of Central Vermont Public Service Corporation has adopted a revision to its Guidelines by adding a formalized process for shareholders to send communications to the Board of Directors. Subject to the requirements of Securities and Exchange Commission Rule 14A-8 as applicable, shareholders can also send communications to the Board as provided below:

    Shareholders may write to the Board of Directors as follows:

Central Vermont Public Service Corporation
Attn: Board of Directors - Shareholder Communications
c/o Corporate Secretary's Department
77 Grove Street
Rutland, VT   05701
    Shareholders may email the Board of Directors at the Corporate Secretary's email address and subject description as follows:

corpscty@cvps.com
SUBJECT: Shareholder Communications

              Routine correspondence will be handled by the Corporate Secretary's Department, or forwarded to the appropriate functional department head for response. Other matters will be forwarded to the Chief Executive Officer, the Chair or the full Board as may be appropriate. Communications regarding accounting, internal accounting controls or auditing matters may also be processed according to the Company's Corporate Ethics and Conflict of Interest Policy 1-8A, Section VIII. Reporting of Concerns, which states in pertinent part:

"Anyone who has a concern about the Company's accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Chair of the non-management executive session, to non-employee directors, or to the Audit Committee. Such communication may be confidentially or anonymously reported by telephone by calling the special number posted on the Company's web site. Such concerns will be forwarded to the appropriate directors for their review and will simultaneously be reviewed by the Corporate Compliance Oversight Committee the same way that other concerns are addressed by the Company. The status of all outstanding concerns addressed to the presiding director, the non-employee directors, or to the Audit Committee will be reported to the directors on a quarterly basis, or as appropriate. The Chair of the Board, non-employee directors, or the Audit Committee may retain outside advisors or counsel, for any concern addressed to them."

Effective: January 12, 2004

Schedule C

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
CORPORATE GOVERNANCE COMMITTEE

DIRECTOR SELECTION SEARCH PROTOCOL

The Corporate Governance Committee is responsible for selecting and screening candidates for board membership in accordance with its duly adopted Charter and Corporate Governance Guidelines.

    Any director is free to recommend a candidate for nomination to the Board.
    Shareholders may recommend candidates for consideration by the Committee in accordance with the Company's Bylaws or applicable Securities and Exchange Commission Rules and Regulations.
    Members of the Corporate Governance Committee may elect to use the services of a professional search firm.
    The Committee shall recommend a slate of candidates for nomination or re-nomination, the classes and number of directors to the full Board of Directors for approval.

Effective: January 12, 2004

ANNUAL MEETING OF STOCKHOLDERS OF CENTRAL VERMONT PUBLIC SERVICE CORPORATION May 4, 2004
PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. - OR -	COMPANY NUMBER
ACCOUNT NUMBER
INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	CONTROL NUMBER

RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET

Registered stockholders can elect to receive the Company's future proxy materials, including the annual report, via the Internet. To enroll, please go to our transfer agent's web site at www.amstock.com. Access your account by selecting Shareholder Account Access, enter your account number and Security Number, and then select Receive Company Mailings via E-Mail.

Please detach and mail in the envelope IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
1. Election of Directors: NOMINEES

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any such other business is presented for action at the meeting, it is the intention of the Proxies to vote all such matters in accordance with their best judgment.

This proxy when properly executed will be voted in the manner indicated herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Article 1.

Please mark, sign, date, and return this proxy card using the enclosed envelope.

[ ]	FOR ALL NOMINEES	O Timothy S. Cobb O Bruce M. Lisman
[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Janice L. Scites
[ ]	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes in the registered name(s) on the account may not be submitted via this method.

[ ]

Signature of Stockholder:                                                Date:                            Signature of Stockholder:                                                Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, your vote is important. If voting by mail, please mark, date, sign, and return the attached proxy card in the accompanying envelope. NO postage is required if mailed in the United States. You may also vote toll-free over the telephone or through the Internet. You may later revoke your proxy and vote in person.

If you return the proxy card but do not specify a manner of voting, the proxy will be voted for Article 1.

Internet Delivery of Proxy Material Available

Registered stockholders can elect to receive the Company's future proxy materials, including the annual report, via the Internet. To elect this method of delivery, simply follow the instruction on the reverse. Stockholders who make this election will be notified by American Stock Transfer & Trust Company via E-mail when the materials are available. You will not be mailed a printed copy of the materials.

Stockholders who do not elect and consent to Internet delivery will continue to be mailed the printed copy of the annual report, proxy statement, and proxy card.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JANICE B. CASE, ROBERT G. CLARKE, and GEORGE MACKENZIE, JR. as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Central Vermont Public Service Corporation held of record by the undersigned on February 27, 2004 at the Annual Meeting of Stockholders to be held May 4, 2004, at the Killington Grand Hotel Conference Center, Killington, Vermont, or at any and all adjournments thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
COMMENTS: